Exhibit 99.1

Harbin Electric Completes Acquisition of Hengda Electric Motor, a Leading Industrial Rotary Motor Business

Tuesday July 15, 8:00 am ET

HARBIN, China, July 15 /Xinhua-PRNewswire-FirstCall/ -- Harbin Electric, Inc., ("Harbin Electric" or the "Company"; Nasdaq: HRBN), a market leader in customized linear motors, motor/controller automation systems, automobile specialty micro-motors, and other special motors, today announced that Harbin Tech Full Electric Co. Ltd., a wholly owned subsidiary of the Company ('Harbin Tech Full') completed the acquisition of Weihai Hengda Electric Motor Co. Ltd and Wendeng Second Electric Motor Factory (together "Hengda Electric Motor"). As of the closing, Harbin Tech Full has completed the required PRC legal procedures regarding the share and assets transfer and business registration of Hengda Electric Motor with respect to the acquisition, as contemplated by the definitive agreement signed on July 10, 2008.

"We are extremely pleased to have completed the acquisition of Hengda Electric Motor," Harbin Electric's Chairman and Chief Executive Officer Tianfu Yang commented. "We believe that this acquisition marks a strategic milestone for the Company. Together, by combining our knowledge, talents, and expertise, we plan to continue to build on our successes to create better electric motor solutions for our customers and create value for our shareholders."

About Harbin Electric, Inc.:

Harbin Electric, headquartered in Harbin, China, is a market leader in linear motors, motor/controller automation systems, automobile specialty micro-motors, and other specialty motors. It is the first and currently, to our knowledge, the only Chinese company to provide product development and integrated production tailored to customer applications in this industry. The Company takes pride in its environmental and social policies, providing customers with energy efficient products and employees with a family-friendly working environment, based on competitive compensation and humane work schedules.

Harbin Electric emphasizes technology, innovation and creativity in its award-winning research and development (R&D) efforts. It recruits professional engineering and operating talent worldwide and through collaboration with top scientific institutions. Its ISO certified manufacturing facility is equipped with state-of-the-art production lines and quality control systems to ensure product quality.

China's rapidly expanding economy together with its government policy supporting the industry provides a sizeable market opportunity for Harbin Electric. To learn more about Harbin Electric, visit http://www.harbinelectric.com .

Safe Harbor Statement

The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-KSB for the year ended December 31, 2007. The Company does not undertake any obligation to update forward-looking statements contained in the press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

For investor and media inquiries, please contact:

In China
Harbin Electric, Inc.
Tel: +86-451-8611-6757
Email: MainlandIR@Tech-full.com

In the U.S.
Christy Shue
Harbin Electric, Inc.
Executive VP, Finance & Investor Relations
Tel: +1-631-312-8612
Email: cshue@HarbinElectric.com

Kathy Li
Christensen Investor Relations
Tel: +1-212-618-1987
Email: kli@christensenir.com

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Source: Harbin Electric Inc.